SECOND ADDENDUM TO
                              EMPLOYMENT AGREEMENT


     THIS SECOND ADDENDUM TO EMPLOYMENT AGREEMENT is made and entered into effective the 8th day of July, 1997, by and between FX ENERGY, INC., a Nevada corporation ("Employer"), and JERZY B. MACIOLEK ("Employee"), based on the following:

                                    PREMISES

     Employer and Executive entered into that certain Employment Agreement dated July 11, 1996 (the "Agreement"). Currently, the Agreement provides for a three-year Employment Period, commencing on the effective date of the Agreement. The board of directors and Compensation Committee of the Employer have approved that the Employment Period should be automatically extended for an additional year on each anniversary date of the Agreement.

                                   AGREEMENT

     NOW, THEREFORE, based on the foregoing premises and for and in consideration of the mutual promises and covenants contained herein, it is hereby agreed as follows:

     1. Subparagraph (c) of section 1 shall be added to the Agreement as follows:

          The Employment Period shall be automatically extended for an additional one (1) year upon each anniversary date of this Agreement unless otherwise terminated pursuant to the terms of this Agreement.

     2. Except as modified herein, the Agreement is hereby ratified and shall remain in full force and effect as provided therein.

     DATED year and date first above written.

                                    Employer:

                                          FX ENERGY, INC.


                                          By /s/ Andrew W. Pierce



                                    Employee:


                                          /s/ Jerzy B. Maciolek